Exhibit 10.15

LEASE

This LEASE (this “Lease”)   is   executed   this   17th   day   of   December,   2020, by and between PATRIOT PARK PARTNERS II, LLC, a Delaware limited liability company (“Landlord”), and TAYSHA GENE THERAPIES, INC., a Delaware corporation (“Tenant”).

ARTICLE 1 - LEASE OF PREMISES

Section 1.01. Basic Lease Provisions and Definitions.

(a)	“Leased Premises” (depicted on Exhibit A attached hereto and made a part hereof): Patriot Park Building No. 3 (the “Building”), located at 5 National Way, Durham, NC, within Patriot Park (the “Park”).

(b)

“Rentable Area”: approximately 187,500 square feet. The Rentable Area includes the square footage within the Leased Premises. Subject to this Section 1.01(b), the final Rentable Area to be used in this Lease shall be calculated as the rentable square footage within the Leased Premises as determined in accordance with the drip line method for industrial buildings promulgated by the Building Owners and Managers Association except that the rentable square footage calculation shall include the Building perimeter including the canopies (the “BOMA Standard”). The Leased Premises and the Building shall be measured and certified by the building architect in accordance with the BOMA Standard promptly upon completion. In the event there is a difference between the approximate Rentable Area stated above and the actual Rentable Area of the Leased Premises after completion, Landlord and Tenant shall enter into an amendment of the Lease confirming the actual Rentable Area of the Leased Premises, and calculating Rent and Tenant’s Proportionate Share on the basis of the actual Rentable Area, as soon as practicable after the final determination of same.

(c)	“Tenant’s Proportionate Share”: One hundred percent (100.00%).

(d)

“Minimum Annual Rent” [NOTE: Amounts below are estimates. Final Minimum Annual Rent amounts to be determined (using the PSF amounts below) upon calculation of the final Rentable Area of the Leased Premises in accordance with Section 1.01(b) above]:

YEAR	ESTIMATED TOTAL MINIMUM ANNUAL RENT	MINIMUM ANNUAL RENT PSF
Lease Year 1	$1,256,250.00*	$6.70
Lease Year 2	$1,290,796.88	$6.88
Lease Year 3	$1,326,293.79	$7.07
Lease Year 4	$1,362,766.87	$7.27
Lease Year 5	$1,400,242.96	$7.47
Lease Year 6	$1,438,749.64	$7.67
Lease Year 7	$1,478,315.25	$7.88
Lease Year 8	$1,518,968.92	$8.10
Lease Year 9	$1,560,740.57	$8.32

Exhibit 10.15

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Exhibit 10.15

Lease Year 10	$1,603,660.93	$8.55
Lease Year 11	$1,647,761.61	$8.79
Lease Year 12	$1,693,075.05	$9.03
Lease Year 13	$1,739,634.62	$9.28
Lease Year 14	$1,787,474.57	$9.53
Lease Year 15	$1,836,630.12	$9.80
Lease Year 16**	$1,887,137.45 (annualized)	$10.06

*Subject to Abatement pursuant to Section 3.05 of this Lease.

**Partial year of six (6) months.

(e)

“Monthly Rental Installments” The Minimum Annual Rent shall be paid in monthly installments as set forth in the chart below [NOTE: Amounts below are estimates. Final Monthly Rental Installment amounts to be determined (using the PSF amounts below) upon calculation of the final Rentable Area of the Leased Premises in accordance with Section 1.01(b) above]:

YEAR	ESTIMATED MONTHLY RENTAL INSTALLMENTS	MINIMUM ANNUAL RENT PSF
Lease Year 1	$104,687.50*	$6.70
Lease Year 2	$107,566.41	$6.88
Lease Year 3	$110,524.48	$7.07
Lease Year 4	$113,563.91	$7.27
Lease Year 5	$116,686.91	$7.47
Lease Year 6	$119,895.80	$7.67
Lease Year 7	$123,192.94	$7.88
Lease Year 8	$126,580.74	$8.10
Lease Year 9	$130,061.71	$8.32
Lease Year 10	$133,638.41	$8.55
Lease Year 11	$137,313.47	$8.79
Lease Year 12	$141,089.59	$9.03
Lease Year 13	$144,969.55	$9.28
Lease Year 14	$148,956.21	$9.53
Lease Year 15	$153,052.51	$9.80
Lease Year 16**	$157,261.45	$10.06

*Subject to Abatement pursuant to Section 3.05 of this Lease.

**Partial year of six (6) months.

The first “Lease Year” shall commence on the Commencement Date and shall end on the day before the first anniversary of the Commencement Date occurs. Each succeeding Lease Year shall commence on the day following the end of the preceding Lease Year and shall extend for twelve consecutive months; provided, however, that the last Lease Year shall expire on the last day of the Lease Term.

(f)	[Intentionally Omitted].

Exhibit 10.15

(g)	“Commencement Date”: April 1, 2021.

(h)	“Lease Term”: Fifteen (15) years and six (6) months; provided, however, that the Lease Term is subject to the options to extend as detailed in Section 17.01 below.

(i)	“Security Deposit”: None.

(j)	“Broker(s)”: Jackson Rives of Foundry Commercial representing Landlord, and Cushman & Wakefield representing Tenant.

(k)

“Permitted Use”: Warehousing, research, development, storage, laboratory, supply chain, production, testing, quality control, manufacturing, general office, kitchen, amenity uses and uses ancillary thereto or other uses allowed by law, all in compliance with all applicable laws, but no other use or purpose.

(l)	Address for notices and payments are as follows:

Landlord:Patriot Park Partners II, LLC

c/o Strategic Capital Partners, LLC 280 E. 96th Street Suite 250

Indianapolis, Indiana 46240 Attn: Richard Horn

Tenant:Taysha Gene Therapies, Inc.

2280 Inwood Road

Dallas, Texas 75235 Attention: Kamran Alam, CFO

Email: accountspayable@tayshagtx.com

With a copy to:

Cooley LLP

11951 Freedom Drive

Reston, VA 20190 Attention: Peter N. Crain Email: pcrain@cooley.com

(m)	“Guarantor”: N/A.

(n)	Exhibits:

Exhibit ALeased Premises Exhibit BTenant Improvements

Exhibit B-1Base Building Definition

Exhibit 10.15

Exhibit B-2 Preliminary Plans

Exhibit C Form of Letter of Understanding Exhibit D Move-Out Conditions Checklist Exhibit E Rules and Regulations

Section 1.02. Lease of the Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with the exclusive right to use the related land and improvements thereto designed for use by all tenants of the Building, including, without limitation, driveways, parking areas and sidewalks, that are designed for the use by all tenants of the Building and their respective employees, agents, contractors, representatives, customers, guests, invitees and others (the “Common Areas”).

ARTICLE 2 – LEASE TERM AND POSSESSION

Section 2.01. Lease Term. The Commencement Date and Lease Term shall be as set forth in Sections 1.01(g) and 1.01(h) above.

Section 2.02. Construction of Tenant Improvements. Landlord shall be responsible for the construction of the Base Building as defined in Exhibit B-1 (the “Base Building”). If substantial completion and delivery of the Base Building to Tenant does not occur on or before February 15, 2021 (the “Late Delivery Date”) then Landlord will credit to Tenant against Minimum Annual Rent first becoming due under this Lease for each day of delay after the Late Delivery Date until delivery of the substantially completed Base Building to Tenant occurs. Notwithstanding the foregoing, in no event will Tenant be entitled to a credit against Minimum Annual Rent in excess of an amount equal to ninety (90) days of Minimum Annual Rent, even if the Commencement Date does not occur within ninety (90) days after the Late Delivery Date. If Tenant receives any such rent credit, then the initial Lease Term will be extended by the number of days of Minimum Monthly Rent payable with such rent credit. The Late Delivery Date will be extended by reason of delays caused by Tenant or Force Majeure or circumstances beyond Landlord’s reasonable control. If Landlord fails to deliver the Base Building on or before May 16, 2021 (the “Late Delivery Termination Date”), then Tenant may, as Tenant’s sole and exclusive remedy, terminate this Lease by delivering written notice of termination to Landlord not later than 30 days after the Late Delivery Termination Date. If Tenant timely delivers such notice of termination, then this Lease will terminate and the parties will have no further rights or obligations hereunder, provided that if delivery of the Leased Premises occurs within thirty (30) days after Landlord receives Tenant's termination notice, then this Lease will remain in full force and effect. Any failure by Tenant to deliver such termination notice to Landlord in a timely manner after the Late Delivery Termination Date will constitute a waiver of Tenant's right to terminate this Lease pursuant to this section, and this Lease will remain in full force and effect. The Late Delivery Termination Date will be extended by reason of delays caused by Tenant or Force Majeure or circumstances beyond Landlord’s reasonable control. For the purposes of this Section 2.02, substantial completion means that the Base Building has been completed, as reasonably determined by Landlord’s architect in accordance with the provisions of the Lease and Exhibit B-1, subject only to punchlist items to be identified by Landlord and Landlord’s contractor in a joint inspection after substantial completion of the Base Building (the “Punch List Items”). Tenant shall construct and install (or cause to be

Exhibit 10.15

constructed and installed) all leasehold improvements to the Leased Premises (collectively, the “Tenant Improvements”) in accordance with Exhibit B and Exhibit B-2 attached hereto and made a part hereof. Promptly following substantial completion and delivery of the Base Building, Tenant shall execute Landlord’s Letter of Understanding in substantially the form attached hereto as Exhibit C and made a part hereof, acknowledging, among other things, that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease, subject to the Punch List Items.

Section 2.03. Surrender of the Leased Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately (a) surrender the Leased Premises to Landlord in broom-clean condition and in reasonably good order, condition and repair, including, without limitation, satisfaction of the move-out conditions on the checklist attached hereto as Exhibit D and made a part hereof, (b) remove from the Leased Premises or where located

(i)Tenant’s Property (as defined in Section 8.01 below), (ii) all fixtures installed by Tenant which Landlord indicates, in Landlord’s sole discretion, may be required to be removed in connection with Landlord’s approval of the installation of such fixture (unless Landlord provides, at least 300 days prior to the expiration of the Lease Term, written notice to Tenant detailing such fixtures (or portion thereof) not requiring removal by Tenant, in which case Tenant shall not be required to remove such portion of such fixtures specifically described in such notice as not requiring removal by Tenant), (iii) all data and communications equipment, wiring and cabling (including above ceiling, below raised floors and behind walls), (iv) any striping applied to the floors of the Leased Premises, (v) all improvements which Landlord indicates, in Landlord’s sole discretion, may be required to be removed  in connection with Landlord’s approval of the installation of such improvements (unless Landlord provides, at least 300 days prior to the expiration of the Lease Term, written notice to Tenant detailing such improvements (or portion thereof) not requiring removal by Tenant, in which case Tenant shall not be required to remove such portion of such improvements specifically described in such notice as not requiring removal by Tenant), (vi) any alterations made by or behalf of Tenant without Landlord’s prior written consent (unless Landlord provides, at least 300 days prior to the expiration of the Lease Term, written notice to Tenant detailing such alterations (or portion thereof) that do not need to be removed, in which case Tenant shall not be required to remove such portion of such alterations specifically described in such notice as not requiring removal by Tenant), and (vii) any alterations required to be removed pursuant to Section 7.03 below, (c) repair any damage caused by any such removal, and (d) restore the parking area and the truck court serving the Building to substantially the same design and condition as delivered by Landlord to Tenant, with the condition of such parking area and the truck court being subject to normal wear and tear. Upon the expiration or earlier termination of this Lease, all of Tenant’s Property that is not removed within ten (10) days following Landlord’s written demand therefor shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of Tenant’s Property at Tenant’s cost, without incurring any liability to Tenant. This Section 2.03 shall survive the expiration or any earlier termination of this Lease.

Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at one hundred fifty percent (150%) of the Monthly Rental Installments for the Leased Premises in effect upon

Exhibit 10.15

the date of such expiration or earlier termination for each month thereafter, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent (as defined in Section 3.03 below) after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. In the event a month-to-month tenancy is created by operation of law, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days’ prior written notice to the other, whether or not said notice is given on the date that any Rent is due. In addition, Tenant shall be liable to Landlord for all damages occasioned by such holding over, including, without limitation, all consequential, direct and indirect damages and losses sustained by Landlord. This Section 2.04 shall not be deemed a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

ARTICLE 3 - RENT

Section 3.01. Rent. Subject to Section 3.05 below, Tenant shall pay to Landlord the Minimum Annual Rent in the amounts of the Monthly Rental Installments set forth in Section 1.01(e) above, in advance, without demand, abatement, counterclaim, recoupment, deduction or offset, beginning on the Commencement Date, and, thereafter, on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated on the basis of the total number of days in the applicable calendar month. Tenant shall be responsible for delivering the Monthly Rental Installments to the payment address set forth in Section 1.01(l) above in accordance with this Section 3.01.

Section 3.02. Annual Rental Adjustment Definitions.

(a)	“Annual Rental Adjustment” shall mean the amount of Tenant’s Proportionate Share of Operating Expenses for a particular calendar year.

(b)

“Operating Expenses” shall mean the amount of all of Landlord’s costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Building and the Common Areas in good condition and repair for a particular calendar year, including by way of illustration and not limitation, the following: all Real Estate Taxes (as defined in Section 3.02(d) below), insurance premiums and deductibles; water, sewer, electrical and other utility charges (other than the separately billed electrical and other utility charges paid by Tenant pursuant to this Lease); service and other charges incurred in the repair, replacement, operation and maintenance of the elevators (if any) and the heating, ventilation and air-conditioning (“HVAC”) system installed by Landlord or required to be maintained by Landlord (if any); painting; stormwater discharge fees; tools and supplies; repair costs; landscape maintenance costs (during any applicable warranty period); access patrols; license, permit and inspection fees; the Building’s pro rata share of the operation, management and maintenance of a property management office in the Park; management fees (not to exceed 3% of gross revenues for the Building (including the Minimum Annual Rent and Annual Rental Adjustment)); administrative fees; supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair and replacement of the driveways, parking areas, curbs and sidewalk areas(excluding snow and ice removal, which is solely the responsibility of Tenant, unless such snow and ice removal is required by Landlord in cases of emergency to protect

Exhibit 10.15

Landlord’s property and or Landlord’s vendors, guests and invitees) , landscaped areas (during any applicable maintenance period), drainage strips (installed as part of the base building), sewer lines (installed as part of the base building), exterior walls, foundation, structural frame, roof, gutters and exterior building and site lighting (pole lights, wall packs, soffit lights); and maintenance and repair costs, dues, fees and assessments incurred under any covenants or charged by any owners association (as prorated if applicable to more than the Leased Premises). The cost of any improvements included as an Operating Expense that are capital in nature (“Capital Expenses”) shall be amortized over the expected useful life of the improvement (as reasonably determined by an architect or other third-party professional with experience related to such improvement), and in each calendar year of the Lease Term only the amortized portion of such Capital Expenses shall be included, and such amortized portion shall be prorated with respect to any partial calendar year during the Lease Term. Notwithstanding anything to the contrary contained in the Lease, Operating Expenses shall not include the following: (1) any ground lease rental; (2) capital improvements required by Landlord's failure to comply with any applicable laws or other legal requirements; (3) costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord actually reimbursed by insurance proceeds; (4) depreciation and amortization of any type, except on materials, tools, supplies and vendor type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party's services, all as determined in accordance with GAAP, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; (5) leasing commissions, attorney's fees, and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants, other occupants of the Park; (6) interest, principal, points and fees on debt or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or Park; (7) promotional or marketing costs specifically associated with leasing or marketing space in the Building, and costs of signs in or on the Building identifying the owner of the Building; (8) any costs incurred in connection with upgrading the Building to comply with Laws in effect prior to the Commencement Date, including handicap, life, fire and safety codes; (9) wages, salaries, fees and fringe benefits paid to administrative or executive personnel or officers or partners of Landlord; (10) the cost of the initial construction of the Building; (11) the cost of correcting defects in the construction of the Building or in Building equipment; (12) the cost of any repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building; (13) the cost of overtime or other expense to Landlord due to Landlord's defaults or incurred while performing work expressly provided in this lease to be borne at Landlord's expense; (14) costs incurred due to the late payment of taxes, utility bills or other amounts owing, so long as Landlord was obligated to make such payments; (15) general overhead and general administrative expenses and accounting, record-keeping and clerical support of Landlord or the management agent, except reasonable expenses incurred in connection with the operations of the property management office (not to exceed 3% of gross revenues for the Building (including the Minimum Annual Rent and Annual Rental Adjustment)), on a prorated basis to the extent such operations are directly servicing the Building; (16) increased insurance premiums caused solely by Landlord's hazardous acts; (17) costs incurred for any items to the extent Landlord actually recovers under a manufacturer's, materialmen's vendor's or contractor's warranty; (18) costs incurred to test, survey, clean up, contain, abate, remove or otherwise remedy Hazardous Substances (as hereinafter defined) and/or indoor air quality problems from the Building or Park;

Exhibit 10.15

(19) costs directly resulting from the gross negligence or willful misconduct of Landlord, its employees, agents, contractors or employees; (20) costs or fees relating to the defense of Landlord's title or interest in the real estate containing the Building, or any part thereof; (21) costs or expenses incurred by Landlord in financing, refinancing, pledging, selling, granting or otherwise transferring or encumbering ownership rights in the Building or Park; (22) any bad debt loss; (23) costs and expenses incurred in connection with any transfer of an interest in the Landlord;

(24) income, franchise, transfer, inheritance, gift or capital stock taxes; and (25) costs relating to maintaining Landlord’s existence, either as a corporation, partnership, trust or other entity, such as trustee’s fees, annual fees, partnership expenses, and legal and accounting fees (other than with respect to Building operations).

(c)“Tenant’s Proportionate Share of Operating Expenses” shall mean an amount equal to the product obtained by multiplying Tenant’s Proportionate Share by the Operating Expenses for the applicable calendar year.

(d)

“Real Estate Taxes” shall mean any form of real estate tax or assessment or service payments in lieu thereof or water or sewer tax or charges, and any license fee, commercial rental tax, improvement bond or charges in connection with an improvement district or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or Common Areas, or against Landlord’s business of leasing the Building, by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of the Real Estate Taxes.

Section 3.03. Payment of Additional Rent.

(a)

Any amount required to be paid by Tenant hereunder (in addition to Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder, except as set forth herein to the contrary. Minimum Annual Rent and Additional Rent are sometimes referred to herein, collectively, as “Rent”. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Minimum Annual Rent.

(b)

In addition to the Minimum Annual Rent specified in this Lease, commencing as of the Commencement Date, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each calendar year or partial calendar year during the Lease Term, an amount equal to the Annual Rental Adjustment for such calendar year or partial calendar year, as the case may be. Landlord shall estimate the Annual Rental Adjustment annually, and written notice thereof shall be given to Tenant prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one- twelfth (1/12) of the estimated Annual Rental Adjustment. Tenant shall be responsible for delivering the Additional Rent to the payment address set forth in Section 1.01(l) above in accordance with this Section 3.03. If Operating Expenses increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such calendar year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of

Exhibit 10.15

the remaining months of such calendar year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such calendar year. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment for such calendar year. If the estimated Annual Rental Adjustment payments made by Tenant are less than the actual Annual Rental Adjustment, then Tenant shall pay to Landlord the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated payments made by Tenant during such calendar year within thirty (30) days after receipt of the aforementioned statement. In the event that the estimated Annual Rental Adjustment payments made by Tenant are greater than the actual Annual Rental Adjustment, then Landlord shall credit the amount of such overpayment toward the next Monthly Rental Installment(s) and the next monthly estimated Annual Rental Adjustment payment(s) due under this Lease until such overpayment is recovered by Tenant in full (provided, that if the Lease shall have expired or terminated, and (i) Tenant has vacated the Leased Premises and (ii) there are then no Defaults outstanding under this Lease, then Landlord shall send a refund check to Tenant, after first deducting any amounts owed by Tenant under this Lease, within thirty (30) days after delivery of the aforementioned statement). This Section 3.03 shall survive the expiration or any earlier termination of this Lease.

(c)

Operating Expenses - Cap on Controllable Expenses. Notwithstanding anything to the contrary in this Lease, Tenant shall not be charged for increases in “Controllable Operating Expenses” (as defined below) of more than five percent (5%) per annum in any calendar year on a cumulative basis from and after the first full calendar year after the Commencement Date (the “Cap”). “Controllable Operating Expenses” shall mean all Operating Expenses other than Real Estate Taxes, utilities, insurance (including any commercially reasonable deductibles), snow removal and charges assessed against or attributed to the Building pursuant to any applicable declaration of protective covenants. For purposes of determining the Cap, Controllable Operating Expenses shall be quantified on an aggregate basis and not on an individual basis.

(d)

Tenant’s Right to Audit. Tenant shall have the right to inspect records of Landlord which are reasonably necessary for Tenant to conduct its review of Operating Expenses for the period as to which the statement described in Section 3.03(b) above is rendered. Any such inspection shall be subject to the following conditions: (i) only one (1) such inspection may be performed in any calendar year, (ii) Tenant shall provide Landlord with at least ten (10) business days prior written notice of such inspection, (iii) any such inspection shall be performed on a non- contingency basis, (iv) any such inspection shall be conducted either (a) at the office reasonably designated by Landlord and shall be conducted during usual business hours or (b) by Landlord providing the applicable documentation to Tenant via an electronic portal such as Dropbox, (v) any such inspection shall be at the sole cost and expense of Tenant except as set forth below, (vi) in no event shall Tenant’s rights hereunder relieve Tenant of its obligation to pay all amounts due as and when provided in this Lease, or (vii) Tenant agrees that it will not disclose, but will keep in strict confidence, the information furnished to Tenant by Landlord, but nothing herein shall prohibit Tenant from making such disclosures as reasonably necessary to conduct such inspection to Tenant’s employees, agents, attorneys, and accountants. In the event Landlord disputes the results of Tenant’s inspection, and the parties cannot, in good faith, mutually agree upon the actual applicable charges, such matter shall be submitted to an independent certified public accountant mutually acceptable to Landlord and Tenant, whose determination of the actual charges shall be

Exhibit 10.15

binding. The cost of such independent audit shall be borne by the party whose determination of the Operating Expenses was furthest from the determination made by the independent auditor. Following the final resolution of Tenant’s inspection, Tenant shall pay to Landlord or Landlord shall credit Tenant’s account, as the case may be, within thirty (30) days of the final resolution, the amount of any excess or deficiency. If the final resolution of such audit determines that Landlord overcharged Tenant by more than ten percent (10%), Landlord shall reimburse the costs of Tenant’s audit in an amount not to exceed $5,000.00. If Tenant does not request and perform such inspection prior to the one hundred twentieth (120th) day after the date on which Tenant has received the applicable statement of Annual Rent Adjustment, Tenant's rights to contest such charges shall be deemed waived.

Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the “Prime Rate”) plus six percent (6%) per annum; provided, however, such interest rate shall not be less than twelve percent (12%) per annum.

Section 3.05. Abatement of Minimum Annual Rent. Provided that Tenant shall not then be in default under any of the terms, covenants and conditions contained in this Lease beyond the expiration of any applicable notice and/or cure period, Tenant shall be entitled to an abatement (the “Abatement”) of all Minimum Annual Rent otherwise payable during the first six (6) months after the Commencement Date (the “Abatement Period”); provided, however, that during the Abatement Period, Tenant shall not be relieved of its obligation to pay any Additional Rent attributable to such period. Tenant acknowledges that the consideration for the Abatement is Tenant’s agreement to perform all of the terms, covenants and conditions of this Lease on its part to be performed. Therefore, if this Lease shall be terminated on or before the scheduled expiration date hereof by reason of Tenant’s default beyond the expiration of any applicable notice and grace period, the aggregate amount of all Minimum Annual Rental that was abated shall immediately thereafter become due and payable by Tenant to Landlord.  In the event of Tenant’s failure to pay such aggregate amount to Landlord, Landlord shall be entitled to the same rights and remedies as in the event of Tenant’s default in the payment of Minimum Annual Rent.

ARTICLE 4 – INTENTIONALLY OMITTED

ARTICLE 5 - OCCUPANCY AND USE

Section 5.01. Use. Tenant shall use the Leased Premises for the Permitted Use and for no other purpose without the prior written consent of Landlord. Subject to the terms and conditions of the Lease, Tenant shall have access to the Leased Premises twenty-four (24) hours per day each day of the year during the Lease Term.

Section 5.02. Covenants of Tenant Regarding Use.

Exhibit 10.15

(a)

Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all covenants and restrictions that encumber the Building and all applicable laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force (collectively, the “Laws”), including, without limitation, those Laws which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and

(iii) comply with and obey all reasonable rules and regulations of Landlord, including the Building rules and regulations attached hereto as Exhibit E and made a part hereof (the “Rules and Regulations”), as such Rules and Regulations may be modified from time to time by Landlord upon written notice to Tenant. In the event of a conflict between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall govern and control.

(b)

Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance, obstruct or interfere with the rights of other tenants or occupants of the Park or injure them. Landlord shall not be responsible to Tenant for the non- performance by any other tenant or occupant of the Park of Landlord’s directions or any of the Rules and Regulations, but Landlord agrees that any enforcement thereof shall be done uniformly. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand. Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose or in any manner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any such increase in premiums charged.

Section 5.03. Landlord’s Rights Regarding Use. In addition to Landlord’s rights specified elsewhere in this Lease, (a) Landlord shall have the right at any time, with reasonable prior notice to Tenant (except in the event of emergency where no such notice shall be required), to Tenant, to control, change or otherwise alter the Common Areas in such manner as it deems reasonably necessary or proper, and (b) Landlord, its agents, employees, representatives, consultants, contractors and any mortgagees of the Building, shall have the right (but not the obligation) to enter any part of the Leased Premises at reasonable times upon reasonable notice (at least twenty- four hours’) (except in the event of an emergency where no notice shall be required) and to enter upon the Building for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant’s compliance with this Lease), showing the same to prospective purchasers or mortgagees or, during the last twelve (12) months of the Lease Term, to tenants, and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem reasonably necessary or desirable. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor. Except in the event of an emergency, at Tenant’s election, a Tenant representative shall be permitted to be present with Landlord (or its agents or representatives) while in the Leased Premises. Except in the event of an emergency, Landlord shall use commercially reasonable efforts to not unreasonably disrupt Tenant's normal business operations in the Leased Premises in connection with any such entry.

Exhibit 10.15

For any planned major repairs or replacements within the Building, Landlord shall give Tenant reasonable prior written notice (including details about the scope of such repairs or replacements) (except in the event of an emergency where no notice shall be required), provided that the prior written notice is sufficient to allow enough time for Tenant to move Tenant’s Property and critical operations from the area affected by Landlord’s work related to such major repairs or replacements (except in the event of an emergency where no notice shall be required).

Section 5.04. Signage.

(a) Subject to applicable Laws and the approval of the Landlord and the owners association(s) for the Park, Tenant may, at Tenant’s sole cost and expense, erect sign(s) concerning the business of Tenant that shall be in keeping with the decor and other signs in the Park, including wayfinding, monument or Building exterior signs. All signage (including the signage described in the preceding sentence) in or about the Leased Premises shall be first approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and the owners association(s) for the Park, and shall be in compliance with any Laws and recorded restrictions applicable to the sign or the Building. The location, size and style of all signs shall be approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and the owners association(s) for the Park. Tenant agrees to maintain any sign installed by or on behalf of Tenant in a reasonably good state of repair, and, upon the expiration of the Lease Term, Tenant agrees to promptly remove such signs and repair any damage to the Leased Premises or the Building, normal wear and tear and casualty excepted.

(e)

Landlord may install such other signs, advertisements, notices or tenant identification information on the tenant access doors or other areas of the Building, as it shall deem reasonably necessary or proper, or as otherwise approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.

(f)

Tenant shall not place any exterior signs on the Leased Premises or interior signs visible from the exterior of the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

(g)	Notwithstanding any other provision of this Lease to the contrary, Landlord may immediately remove any sign(s) placed by Tenant in violation of this Section 5.04.

Section 5.05. Parking. Subject to applicable Laws and governmental approvals, Tenant shall be entitled to use the parking area designated on Exhibit A attached hereto as the “Parking Area” during the Lease Term (including any extensions), which Parking Area shall be exclusive to Tenant. Notwithstanding the foregoing, Tenant and Landlord acknowledge and agree that the intent of the Parking Area shown on Exhibit A is to indicate potential available capacity, not a specific number of parking spaces. Notwithstanding anything contained in this Lease to the contrary, any formal designation of parking and association permitting and/or improvements are the Tenant’s sole responsibility. No vehicle may be repaired or serviced in the parking area. There shall be no parking permitted on any of the streets or roadways located within the Park.

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES

Exhibit 10.15

Section 6.01. Services to be Provided. Provided Tenant is not in default beyond applicable notice and cure periods, Landlord shall furnish to Tenant, except as noted below, the following utilities and other services:

(a)	Electrical service under account of Landlord (if any)

(b)	Water and sewer service for the Landlord’s meter

(c)	Maintenance of the Building and Common Areas except to the extent such maintenance is Tenant’s responsibility hereunder;

(d)	Replacement of all lamps, bulbs, starters and ballasts in the Common Areas as required from time to time as a result of normal usage; and

(e)	Repair and maintenance to the extent expressly specified elsewhere in this Lease.

Section 6.02. Payment of Utilities. Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all separately metered utilities or services serving the Leased Premises. With respect to any utilities or services that are jointly metered with other premises, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services providers) and Tenant shall pay such share to Landlord within thirty (30) days after receipt of Landlord’s written statement.

Section 6.03. Interruption of Services. Tenant acknowledges and agrees that any one or more of the utilities or other services identified in Sections 6.01 above or otherwise hereunder may be interrupted by reason of accident, emergency or other causes beyond Landlord’s control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. Notwithstanding the foregoing, in the event (i) the utilities serving the Leased Premises are interrupted due to Landlord’s gross negligence or willful misconduct, (ii) such condition prevents Tenant from using all or a portion of the Leased Premises for the purposes permitted hereunder,

(iii)and such failure or interruption continues for five (5) consecutive business days after Tenant provides written notice of such condition to Landlord, then the Monthly Rental Installments shall abate as to that portion of the Leased Premises that is rendered untenantable for the purpose provided herein with such abatement commencing upon the expiration of the five (5) business day period and continuing for so long as the failure or interruption exists.

ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01. Repair and Maintenance of Building. Landlord shall make all necessary repairs and replacements to the slab, roof, exterior walls, foundation, structural frame, exterior lighting (wall packs and soffit) of the Building and the parking and landscaped areas (during applicable warranty period only) and other Common Areas not intended to be maintained by

Exhibit 10.15

Tenant (including, but not limited to, the parking lot lights, underground irrigation, paved surfaces, curbs and storm water systems). Landlord shall also make all necessary replacements to fans and exhaust equipment supplied as building shell; provided that Tenant is responsible for the maintenance and repair of such fans and exhaust equipment supplied or installed as part of the Tenant Improvements. The cost of such repairs, replacements and maintenance shall be included in Operating Expenses to the extent provided in Section 3.02; provided however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant’s sole expense.

Section 7.02. Repair and Maintenance of Leased Premises. Tenant shall, at its own cost and expense, maintain the Leased Premises in reasonably good condition, regularly servicing and promptly making all repairs and replacements thereto (except for repairs and replacements expressly set forth in Section 7.01 above to be made by Landlord), including but not limited to the electrical system, plumbing, lighting, heating, ventilating and air conditioning (“HVAC”) system, plate glass, floors, windows and doors, and dock doors, dock levelers and dock locks, the landscaped areas (upon written notice from Landlord following the applicable warranty period), irrigation (upon written notice from Landlord following the applicable warranty period), snow and ice removal, and fire life safety systems (including, but not limited to routine maintenance and repairs to all portions of the fire life safety systems and fire system monitoring). Tenant shall obtain a preventive maintenance contract on the HVAC system and provide Landlord with a copy thereof. The preventive maintenance contract shall meet or exceed manufacturer’s standard maintenance criteria and service intervals, and shall provide for the inspection and maintenance of the HVAC system on at least a semi-annual basis. To the extent any warranties and/or guaranties received by Landlord from its contractors are assignable, Landlord will make these warranties and/or guaranties available to Tenant for its benefit.

Section 7.03. Alterations. Except for cosmetic, non-structural alterations not exceeding

$100,000.00 in cost per Lease Year, Tenant shall not permit alterations in or to the Leased Premises unless and until Landlord has approved the plans therefor in writing, which approval shall not be unreasonably withheld, conditioned, or delayed. Subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant may install a security system for the Leased Premises. As a condition of such approval, Landlord may, in Landlord’s sole discretion in accordance with the terms of the Lease (including Section 2.03), require Tenant to remove the alteration and restore the Leased Premises to its pre-alterations condition upon expiration or earlier termination of this Lease; otherwise, all such alterations shall, at Landlord’s option in accordance with the terms of the Lease, become a part of the realty and the property of Landlord and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable Laws, in a good and workmanlike manner and of quality at least equal to the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord’s consent to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all

Exhibit 10.15

costs, losses, expenses and attorneys’ fees in connection with any construction or alteration and any related lien.

ARTICLE 8 - INDEMNITY AND INSURANCE

Section 8.01. Release. All of Tenant’s trade fixtures, merchandise, inventory, special fire protection equipment, telecommunication and computer equipment, supplemental air conditioning equipment, kitchen equipment and all other personal property located in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as “Tenant’s Property”), shall be and remain at Tenant’s sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord (and its affiliates, property managers and mortgagees) from (a) any and all liability for theft of or damage to Tenant’s Property, and (b) any and all liability for any injury to Tenant or its employees, agents, representatives, contractors, customers, guests and invitees in or about the Leased Premises, the Building, the Common Areas or the Park, except to the extent of personal injury caused directly by the sole negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

Section 8.02. Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold harmless Landlord, its agents, employees and contractors of all tiers from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant’s agents, representatives, guests, employees, contractors, customers or invitees in or about the Leased Premises, the Building, the Common Areas or the Park, (b) arising out of or relating to any of Tenant’s Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.02, the provisions of Section 8.06 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

Section 8.03. Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold harmless Tenant, its agents, employees and contractors of all tiers from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent arising out of or relating to the sole negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors. Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.03, the provisions of Section 8.06 shall prevail. This Section 8.03 shall survive the expiration or earlier termination of this Lease.

Exhibit 10.15

Section 8.04. Tenant’s Insurance.

(a)	During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

(i)

Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering Tenant’s use of or occupancy at the Leased Premises against claims for bodily injury or death or property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $3,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(ii)

Property Insurance. Special Form Insurance in the amount of the full replacement cost of Tenant’s Property (including, without limitation, alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above), which insurance shall waive coinsurance limitations.

(iii)

Worker’s Compensation Insurance. Worker’s Compensation insurance in amounts required by applicable Laws; provided, if there is no statutory requirement for Tenant, Tenant shall still obtain Worker’s Compensation insurance coverage.

(iv)	Business Interruption Insurance. Business Interruption Insurance with limits not less than an amount equal to eighteen (18) months’ Minimum Annual Rent hereunder.

(v)

Automobile Insurance. Comprehensive Automobile Liability Insurance insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 combined single limit, per accident.

(b)

All insurance required to be carried by Tenant hereunder shall (i) be issued by Arthur J. Gallagher & Co. or one or more other insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best’s rating of A VII or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days’ prior written notice to Landlord. In addition, Tenant shall name Landlord, Landlord’s managing agent, and any mortgagee requested by Landlord, as additional insureds under Tenant’s commercial general liability, excess and umbrella policies (but only to the extent of the limits required hereunder). On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance (ACORD Form 28 for evidence of commercial property insurance and ACORD Form 25 for certificate of liability coverage), evidencing all required coverages, and that with the exception of Worker’s Compensation insurance, such insurance is primary and non- contributory. During the Lease Term, Tenant shall maintain commercially reasonable deductibles

Exhibit 10.15

on its commercial general liability insurance and property insurance set forth above. Upon Tenant’s receipt of a request from Landlord, Tenant shall provide Landlord with copies of all insurance policies, including all endorsements, evidencing the coverages required hereunder. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable), Landlord may obtain such insurance on Tenant’s behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types.

Section 8.05. Landlord’s Insurance. During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):

(a)

Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering the Common Areas against claims for bodily injury or death and property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $3,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(b)

Property Insurance. Special Form Insurance in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to Section 2.02 above, but excluding Tenant’s Property and any other items required to be insured by Tenant pursuant to Section 8.04 above.

Section 8.06. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, each of Landlord (and its affiliates, property managers and mortgagees) and Tenant (and its affiliates) hereby waives any and all rights of recovery, claims, actions or causes of action against the other party, or such other party’s employees, agents or contractors, for any loss or damage to the Leased Premises, the Building, the Common Areas and to any personal property of such party, arising from any risk which is required to be insured against by Sections 8.04(a)(ii), 8.04(a)(iii) and 8.05(b) above. The effect of such waiver is not limited by the amount of such insurance actually carried or required to be carried, or to the actual proceeds received after a loss or to any deductible applicable thereto, and either party’s failure to carry insurance required under this Lease shall not invalidate such waiver. The foregoing waiver shall apply regardless of the cause or origin of any such claim, including, without limitation, the fault or negligence of either party or such party’s employees, agents or contractors. The Special Form Insurance policies and Workers’ Compensation Insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

ARTICLE 9 - CASUALTY

Exhibit 10.15

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord’s obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the leasehold improvements as were originally required to be made by Landlord pursuant to Section 2.02 above, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) destroyed to the extent that they cannot be repaired or rebuilt within three hundred sixty-five (365) days from the casualty date (based on Landlord’s completion estimate); or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in the case of a clause (a) casualty, either Landlord or Tenant may (by giving written notice to the other of such election within ten (10) days after receipt of Landlord’s completion estimate), or, in the case of a clause (b) casualty, then Landlord may, in either case upon thirty (30) days’ written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Tenant hereby waives any rights under applicable Laws inconsistent with the terms of this Article 9. If this Lease is not terminated due to a casualty, then Tenant shall promptly restore Tenant’s Property (including, without limitation, alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made by Landlord pursuant to Section 2.02 above) to as good or better condition than they were in immediately prior to the casualty.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Building shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim an award for relocation expenses and for the value of Tenant’s Property, but only if such amount is not subtracted from Landlord’s award and does not otherwise diminish or adversely affect any award to Landlord.

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Section 11.01. Assignment and Sublease.

(a)

Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Leased Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of any assignment or subletting or other transfer, Tenant shall remain primarily liable hereunder, any such transfer shall not relieve Tenant of its obligations under this Lease, and (other than a transfer to a Permitted Transferee (as defined below)) any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent by Landlord from any other person or entity shall not be deemed to be a waiver

Exhibit 10.15

of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease or other transfer consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease or other transfer hereunder.

(b)

By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord’s opinion (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is harmful to Landlord or adversely affects the value of the Building or Park;

(iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations of Tenant hereunder, or (iv) the prospective assignee or subtenant is a current tenant at the Park or is a bona-fide third-party prospective tenant of Landlord at the Park and Landlord has vacant space available for such tenant or prospective tenant, or (v) Landlord or its leasing agent is then marketing available and comparable space in the Park with similar size to the proposed sublease space. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is publicly advertised to be less than the rent publicly advertised for similar premises in the Building.

(c)

If Tenant shall make any assignment or sublease, with Landlord’s consent, for a rental in excess of the rent payable under this Lease, Tenant shall pay to Landlord fifty percent (50%) of any such excess rental upon receipt (after subtracting the reasonable out-of-pocket expenses which Tenant reasonably and actually incurred in connection with the procurement of such assignment or sublease (and if the subleased or assigned space does not constitute the entire Leased Premises, such excess shall be determined on a pro-rata basis)). Tenant agrees to pay Landlord $1500.00 upon demand by Landlord for reasonable accounting and attorneys’ fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant’s interest in and to the Leased Premises as consideration for Landlord’s consent. Neither Tenant’s payment nor Landlord’s acceptance of the foregoing fees shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant’s request.

Section 11.02. Permitted Transfer. Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord’s consent, but upon ten (10) days’ prior notice to Landlord, to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (b) assign this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant’s assets or property; or (c) effectuate any public offering of Tenant’s stock on the New York Stock Exchange or in the NASDAQ over the counter market, provided that in the event of a transfer pursuant to clause (b), the tangible net worth of the successor entity after any such transaction is not less than the tangible net worth of Tenant as of the date hereof and provided further that such successor entity assumes all of the obligations and liabilities of Tenant (any such entity hereinafter referred to as a “Permitted Transferee”). For the purpose of this Article 11 (i) “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (ii) “tangible net worth” shall mean the excess

Exhibit 10.15

of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Tenant shall remain primarily liable hereunder and any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this Section

11.02is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant that do not meet the requirements of this Section 11.02 shall be deemed an assignment or transfer that requires Landlord’s prior written consent pursuant to Section 11.01 above.

ARTICLE 12 - TRANSFERS BY LANDLORD

Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building and Common Areas from and after the date hereof, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability accruing hereunder after the date of such conveyance.

Section 12.02. Estoppel Certificate. Within ten (10) days following receipt of a written request from either party, the other party shall execute and deliver to requesting party, without cost to the requesting party, an estoppel certificate in such form as the requesting party may reasonably request certifying (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to the certifying party’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (d) any other matters or state of facts reasonably required respecting this Lease. Such estoppel may be relied upon by the requesting party and by any purchaser or mortgagee of the Building or of the requesting party.

Section 12.03. Subordination.

(a)

This Lease is and shall be expressly subject and subordinate at all times to the lien of any present or future mortgage or deed of trust, ground or underlying lease, or any other method of financing or refinancing now or hereafter encumbering the Leased Premises (“Mortgage Lien”), and to all advances made, or hereafter to be made upon the security thereof, and to all increases, renewals, amendments, modifications, consolidations, spreaders, replacements, substitutions and/or extensions of any such Mortgage Lien and to all easements, restrictions, liens, encumbrances, rights-of-way, or other matters affecting the Leased Premises of record. If any such Mortgage Lien be foreclosed, upon request of the mortgagee, lessor or beneficiary (“Landlord’s Mortgagee”), as the case may be, Tenant will attorn to the purchaser at the foreclosure sale. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that subordination of this Lease to any current or future mortgage or trust deed shall be conditioned upon the mortgagee, beneficiary, or purchaser at foreclosure, as the case may be, agreeing that Tenant’s occupancy of the Leased Premises and other rights under this Lease shall not be disturbed by reason of the foreclosure of such mortgage or trust deed, as the case may be, so long as Tenant

Exhibit 10.15

is not in default under this Lease. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any commercially reasonable instrument that Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease. Notwithstanding the foregoing, a Mortgagee may unilaterally elect, at any time, to make this Lease superior to its Mortgage Lien by so notifying Tenant in writing.

(b)

As a condition to the subordination of this Lease to the current mortgage or any future mortgage, Landlord shall use reasonable efforts to obtain a non-disturbance agreement from Landlord’s present mortgagee, First Horizon Bank, or from any future Landlord’s Mortgagee on such mortgagee’s commercially reasonable standard form (the “SNDA”), which would state, inter alia, that in the event of foreclosure or deed in lieu of foreclosure, for so long as Tenant is not in default, this Lease shall be recognized and Tenant's occupancy shall not be disturbed. Tenant shall be entitled to record the SNDA with the Durham County Register of Deeds at Tenant’s sole cost and expense.

ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01. Default. The occurrence of any of the following shall be a “Default”:

(a)	Tenant fails to pay any Monthly Rental Installments or Additional Rent within ten

(10) days after Landlord has delivered written notice to Tenant that the same is past due; provided, however, a Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay any Monthly Rental Installments when due and, during the 12-month interval preceding such failure, Landlord has given Tenant written notice of failure to pay any Monthly Rental Installments on two or more occasions.

(b)

Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease (other than those governed by subsections (c) through (e) below) for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently, continuously and in good faith prosecutes such performance and completes the required action within a reasonable time.

(c)

Tenant shall vacate or abandon the Leased Premises, or fail to occupy the Leased Premises or any substantial portion thereof for a period of thirty (30) days and fail to pay Rent or any other sums of money when due hereunder.

(d)	Tenant shall assign or sublet all or a portion of the Leased Premises in violation of the provisions of Article 11 of this Lease.

(e)

All or substantially all of Tenant’s assets in the Leased Premises or Tenant’s interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become

Exhibit 10.15

due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant’s corporate charter if Tenant is a corporation.

In addition to the Defaults described above, the parties agree that if Tenant receives written notice of a material violation of the performance of the same term or condition of this Lease three

(3)or more times during any twelve (12) month period, regardless of whether such violations are ultimately cured, then such conduct shall, at Landlord’s option, represent a separate Default.

Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a)

Landlord may re-enter the Leased Premises and cure any such Default of Tenant, and Tenant shall, immediately upon demand, reimburse Landlord, as Additional Rent, for any costs and expenses that Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage that Tenant may sustain by reason of Landlord’s action.

(b)

Landlord may terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Leased Premises shall terminate, except with respect to any provisions thereunder that expressly survive such termination. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Leased Premises to Landlord on the date specified in such notice. Furthermore, in the event that Landlord terminates this Lease, Tenant shall be liable to Landlord for the unamortized balance of any leasehold improvement allowance and brokerage fees paid in connection with this Lease and any rent abatement provided under this Lease.

(c)

Without terminating this Lease, Landlord may terminate Tenant’s right to possession of the Leased Premises, and thereafter, neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises. In such event, Tenant shall immediately surrender the Leased Premises to Landlord, and Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy that Landlord may have. Upon termination of possession, Landlord may re-let all or any part thereof as the agent of Tenant for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon, at Landlord’s election, either (A) Tenant shall be immediately obligated to pay to Landlord an amount equal to (i) the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term had this Lease not been terminated (said period being referred to herein as the “Remaining Term”), (ii) the costs of recovering possession of the Leased Premises and all other expenses, loss or damage incurred by Landlord by reason of Tenant’s Default (“Default Damages”), which shall include, without limitation, expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant

Exhibit 10.15

finish improvements, brokers’ commissions and attorneys’ fees, and (iii) all unpaid Minimum Annual Rent and Additional Rent that accrued prior to the date of termination of possession, plus any interest and late fees due hereunder (the “Prior Obligations”) or (B) Tenant shall be obligated to pay to Landlord an amount equal to the Minimum Annual Rent, Additional Rent and all other sums due or which would have become due from the date of Tenant's Default through the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Leased Premises may be rented, which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's Default and continuing until the date on which the Lease Term would have expired but for Tenant's default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord's rights as set forth herein and Landlord's cause of action shall be deemed not to have accrued until the expiration of the Lease Term). Neither the filing of any dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate this Lease.

(d)

Landlord may terminate this Lease and recover from Tenant all damages Landlord may incur by reason of Tenant’s Default, including, without limitation, an amount which, at the date of such termination is equal to the sum of the following: (i) the present value of the excess, if any, discounted at the Prime Rate, of (A) the Minimum Annual Rent, Additional Rent and all other sums that would have been payable hereunder by Tenant for the Remaining Term, less (B) the aggregate reasonable rental value of the Leased Premises for the Remaining Term, as determined by a real estate broker licensed in the State in which the Leased Premises is located who has at least ten (10) years of experience, (ii) all of the Default Damages, and (iii) all Prior Obligations. Landlord and Tenant acknowledge and agree that the payment of the amount set forth in clause (i) above shall not be deemed a penalty, but shall merely constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. It is expressly agreed and understood that all of Tenant’s liabilities and obligations set forth in this subsection (d) shall survive termination of this Lease.

(e)	Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

Section 13.03. Landlord’s Default and Tenant’s Remedies.

(a)

Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently, continuously and in good faith undertakes to complete the same. Upon the occurrence of any such default by Landlord, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from such default, but Tenant

Exhibit 10.15

shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder. In no event, however, shall Landlord be liable to Tenant for any consequential or punitive damages.

(b)

Notwithstanding the foregoing, in the event of a default by Landlord which continues for a period of thirty (30) days after Landlord’s receipt of written notice from Tenant detailing such default by Landlord and there is no evidence that Landlord, or any person or entity on behalf of Landlord, has commenced to cure the default in question, Tenant shall, upon five (5) business days’ prior written notice to Landlord (during which time Landlord may negate Tenant’s rights under this Section 13.03(b) by curing such alleged default or by providing evidence that is has commenced to cure such alleged default and is diligently, continuously, and in good faith endeavoring to complete such cure), have the ability to perform any such obligation which Landlord is required to perform under this Lease and has failed to perform; in such circumstances, Landlord shall reimburse Tenant for the commercially reasonable costs actually incurred by Tenant to cure such Landlord default within thirty (30) days after receipt of a reasonably detailed invoice from Tenant relating to the same (it being expressly understood that Tenant shall not have any offset rights relating thereto).

Section 13.04. Limitation of Landlord’s Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease, and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment.

Section 13.05. Nonwaiver of Defaults. Neither party’s failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision at that time or in the future. No waiver of any default shall be deemed to be a waiver of any other default. Landlord’s receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance due or to pursue any other remedy available to Landlord. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06. Attorneys’ Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non- defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys’ fees incurred in connection therewith. In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys’ fees, court costs and expenses actually incurred.

ARTICLE 14 – INTENTIONALLY OMITTED

Exhibit 10.15

ARTICLE 15 - TENANT’S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 15.01. Environmental Definitions.

(a)

“Environmental Laws” shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the Building and the Common Areas, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises, the Building and the Common Areas.

(b)

“Hazardous Substances” shall mean petroleum products and those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” “solid waste” or “infectious waste” under Environmental Laws.

Section 15.02. Restrictions on Tenant. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, the Building, the Common Areas or the Park, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or off-site disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

Section 15.03. Notices, Affidavits, Etc. Tenant shall immediately (a) notify Landlord of

(i)any violation by Tenant, its employees, agents, representatives, guests, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, the Building, the Common Areas or the Park, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source. Tenant shall execute reasonable affidavits, representations and the like within ten (10) days of Landlord’s request therefor concerning Tenant’s best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 15.04. Tenant’s Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s managing agent from and against any and all claims, losses, liabilities, costs, expenses, penalties and damages, including attorneys’ fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of Tenant’s obligations under this Article 15.

Section 15.05. Existing Conditions. Landlord represents, to Landlord’s actual knowledge, without having investigated, that no Hazardous Substances currently exist in the Building or on the Common Areas in violation of applicable Environmental Laws. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous

Exhibit 10.15

Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease (or any earlier occupancy of the Leased Premises by Tenant) except to the extent that Tenant or any assignee or subtenant of Tenant, or any of their respective employees, agents, contractors, representatives, guests, customers or invitees exacerbates the same.

Section 15.06. Interpretation. The obligations imposed upon Tenant under this Article 15 are in addition to and are not intended to limit, but to expand upon, the obligations imposed upon Tenant under Article 5 above.

Section 15.07. Survival. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

ARTICLE 16 - MISCELLANEOUS

Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02. Governing Law and Venue. This Lease shall be governed by and construed in accordance with the laws of the State where the Building is located and Tenant hereby agrees to the jurisdiction of the county and State in which the Building is located and any state or local court located within said county and state, and Tenant agrees that all service of process may be made by certified mail directed to Tenant at the address specified in Section 1.01(l), and service so made will be deemed to be completed five (5) business days after the same has been deposited in the United States mails, postage prepaid; provided that nothing contained herein will prevent Landlord from bringing any action or exercising any rights against any security or against Tenant individually, or against any property of Tenant within any other state to enforce any award or judgment obtained in the venue provided above, or such other venue as Landlord chooses. Tenant waives any objection to venue and any objection based on a more convenient forum in any action instituted herein.

Section 16.03. Force Majeure. Each of Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including, but not limited to, work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; riots; war; fires; floods; acts of God; failure of power or other utilities; restrictive governmental laws or regulations; civil disturbances; Pandemic Delay (defined herein); or acts, omissions or delays of action of governmental or political bodies (any such occurrence herein referred to as “Force Majeure”). The term “Pandemic Delay” shall mean delays resulting from any decree, order, ordinance, statute, moratorium, or other governmental action or proceeding relating to the COVID-19 outbreak or other pandemic, illness, or communicable disease, which prohibits, restricts or materially delays

(a)the occupancy of the Leased Premises, (b) the review, processing or the issuance of permits or other approvals required for the design and construction of improvements and/or occupancy of the Leased Premises, (b) the performance of construction work on, at or for the Leased Premises, (c)

Exhibit 10.15

the delivery of materials or supplies required for such construction, or (d) any other non-monetary performance under this Lease.

Section 16.04. Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Leased Premises on the terms contained herein. The offer by Tenant will be irrevocable until 6:00 p.m. EST, fifteen (15) days after the date Landlord receives this Lease executed by Tenant.

Section 16.05. Indemnification for Leasing Commissions. Each of Landlord and Tenant hereby represents and warrants that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each of Landlord and Tenant shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall pay any commissions due the Brokers based on this Lease pursuant to separate agreements between Landlord and Brokers.

Section 16.06. Notices. Any notice required or permitted to be given under this Lease or by any Laws shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.01(l). If delivered in person, the notice shall be deemed given as of the delivery date. If sent by overnight courier, the notice shall be deemed to have been given as of the date of delivery. If mailed by certified mail, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. Rejection or other refusal by the addressee to accept or the inability of the carrier to deliver because of a changed address of which no notice was given shall be deemed to be the receipt of the notice sent. Either party may change its address by giving written notice thereof to the other party.

Section 16.07. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.08. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord within twenty (20) days after Tenant’s receipt of written request therefor, a copy of each of Tenant’s most recent financial statements prepared as of the end of the most recent fiscal year and as of the end of the most recent fiscal quarter; provided, however, Tenant shall not be required to deliver such financial statements more than two (2) times per a calendar year. Such financial statements shall be signed by Tenant or an officer of Tenant, if applicable, who shall attest to the truth and accuracy of the information set forth in such statements,

Exhibit 10.15

or if the Minimum Annual Rent hereunder exceeds $100,000.00, said statements shall be certified and audited. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied. If Tenant is a publicly traded corporation subject to the regulations of the U. S. Securities and Exchange Commission (“SEC”), Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports filed with the SEC.

Section 16.09. Representations and Warranties.

(a)

Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the jurisdiction under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b)

Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the jurisdiction under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

Section 16.10. Consent or Approval. Where the consent or approval of a party is required, such consent or approval will not be unreasonably withheld, conditioned or delayed, except as to Landlord’s consent to a change of use, which consents or approvals may be withheld in Landlord’s sole and absolute discretion. Whenever Landlord’s consent or approval is required hereunder, such consent or approval shall only be valid when given expressly in writing and identified in such writing as being intended as a consent or approval required by the terms of this Lease. Consent or approval shall never be implied by any act performed or statement made by Landlord, or its agents, representatives or employees.

Section 16.11. Time. Time is of the essence of each term and provision of this Lease.

Section 16.12. Anti-Corruption Laws and Sanctions. For purposes hereof, (a) “Anti- Corruption Laws” shall mean all Laws applicable to a pertinent party from time to time concerning or relating to bribery or anti-corruption; (b) “Sanctions” shall mean all applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. federal government, including those administered by the Office of Foreign Assets Control, the United States Department of Treasury (“OFAC”) or the U.S. Department of State; and (c) “Sanctioned Person” shall mean, at any time, (i) any person or entity listed in any Sanctions-related list of designated persons or entities maintained by OFAC or the U.S. Department of State, (ii) unless otherwise authorized by OFAC, any person or entity operating, organized or resident in any country or territory which is itself the subject or target of any full- scope (non-list based) Sanctions, or (iii) any ownership of fifty percent (50%) or more of an entity by persons or entities described in the foregoing clauses (i) or (ii). Each of Landlord and Tenant represents and warrants that neither it nor any of its subsidiaries, nor to its knowledge, their respective directors, officers, employees or agents, is a Sanctioned Person. Each party further

Exhibit 10.15

represents that it and its subsidiaries, and to its knowledge, their respective directors, officers, employees and agents, complies and shall continue to comply in all material respects with all Sanctions and with all Anti-Corruption Laws. Each party will use reasonable efforts to notify the other in writing if any of the foregoing representations and warranties are no longer true or have been breached or if such party has a reasonable basis to believe that they may no longer be true or have been breached. In the event of any violation of this Section by Tenant, Landlord will be entitled to immediately terminate this Lease and take such other actions as are permitted or required to be taken under law or in equity.

Section 16.13. Cooperation. Tenant shall use reasonable efforts to cooperate with Landlord, without cost to Tenant, in connection with the completion of any written surveys or evaluations relating to the Building, the Park or Landlord.

Section 16.14.  Intentionally Omitted.

Section 16.15. Air and Light. This Lease does not grant or guarantee Tenant continuance of or any right of a view, or any easement for light and air over any property adjoining the Leased Premises or the Building.

Section 16.16. Status of Landlord. The term “Landlord” as used herein, so far as covenants or obligations on Landlord’s part are concerned, shall be limited to mean and include only the owner(s) at the time in question of Landlord’s interest in the Building and Common Areas. Notwithstanding any other provision of this Lease, Tenant agrees that no officer, director, agent, partner or employee of Landlord or of the owner or of any subsequent owners of the Building or the Land shall be responsible or liable for the performance or nonperformance of any agreement, covenant, or obligation of Landlord in this Lease in his or her individual or personal capacity, and Tenant agrees to look solely to the equity interest of Landlord in the Building as the sole asset for the payment and satisfaction of all obligations and liabilities of Landlord or any subsequent owners of the Building.

Section 16.17. Waiver. Waiver by Landlord of any term, covenant, requirement, or condition herein contained shall not be deemed to be a permanent or continuing waiver thereof, nor as a waiver of any other term, covenant, condition, or requirement of this Lease, and subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any breach by Tenant of any term, covenant, requirement, or condition or any subsequent breach of the same or any other term, requirement, covenant or condition herein contained.

Section 16.18. Quiet Enjoyment. Upon Tenant’s paying rent and all other charges due hereunder, and observing and performing all terms, covenants, conditions and provisions on its part to be observed and performed, Tenant may peaceably and quietly enjoy the Leased Premises, subject, however, to the terms, covenants, conditions and provisions hereof and of any Mortgage Lien(s) encumbering the Building.

Section 16.19. Interpretation. The captions or headings to the various articles and sections hereof are inserted only as a matter of convenience and for reference, and in no way define, limit, construe or describe the scope hereof or the intent of any provision hereof. When applicable, use of the singular form of any word shall also mean and apply to the plural, and the neuter form shall

Exhibit 10.15

mean and apply to the masculine or feminine. Landlord and Tenant hereby acknowledge and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting parties shall not apply in the interpretation of this Lease, or any portions hereof, or any amendments hereto. This Lease shall not be recorded. All Exhibits referenced in this Lease are attached hereto and incorporated herein by reference.

Section 16.20. Counterparts; Electronic Signatures. This Lease may be executed in separate counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same instrument. The parties acknowledge and agree that this Lease may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include signatures via DocuSign, faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

Section 16.21. Access to Roof. Tenant shall have the right to access the roof of the Building upon prior notice to Landlord (except in the case of an emergency where no prior notice shall be required). Tenant may install and maintain supplemental HVAC and a satellite dish or similar antenna device on the roof of the Building solely for use by Tenant, its successors, subtenants and assigns in connection with the Permitted Use (“Roof Equipment”), subject to the following: (a) compliance with applicable governmental laws and regulations; (b) the right of Landlord to supervise any work or entry upon the roof of the Building (except in the case of an emergency where no such right shall be required); (c) compliance with the terms and conditions of the roof warranty for the Building, including, if required by Landlord, performance of all work relating to the Roof Equipment by Landlord’s roof contractor; and (d) screening the Roof Equipment so as not to be visible at street level. This right shall be personal to the tenant named herein (e.g., Taysha Gene Therapies, Inc.) or any Permitted Transferee who assumed the Lease or subleased the entire Leased Premises pursuant to Section 11.02. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including, without limitation, reasonable attorney’s fees) imposed upon or incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, use or removal of the Roof Equipment. Tenant will pay the cost of repairing any damage done to the Building, the roof of the Building, or the Common Areas by Tenant, its agents or employees. Upon expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, (i) promptly remove the Roof Equipment and repair any damage caused by such removal and restore the roof substantially to the condition it was in prior to the installation of the Roof Equipment (ordinary wear and tear excepted), and (ii) if requested by Landlord, remove all cabling related to the Roof Equipment, repair any damage caused by such removal, and restore those portions of the Building utilized to the condition they were in prior to the installation of the Roof Equipment (ordinary wear and tear excepted).

Section 16.22. Waiver of Right to Jury Trial and Permissive Counterclaims. Landlord and Tenant hereby waive their respective right to a trial by jury in any action, proceeding or counterclaim involving any matter whatsoever arising out of or in connection with (i) the Lease,

(ii)the Leased Premises, (iii) Tenant’s use or occupancy of the Leased Premises, or (iv) the right to any statutory relief or remedy. Tenant hereby waives the right to interpose any permissive counterclaim of any nature in any action or proceeding commenced by Landlord to obtain

Exhibit 10.15

possession of the Leased Premises; provided, however, that the parties agree that “permissive counterclaim” as used herein excludes counterclaims that are required to be brought by applicable statute or will be deemed forever waived if not then asserted. If Tenant violates this provision by filing a permissive counterclaim, without prejudice to Landlord’s right to have such counterclaim dismissed, the parties stipulate that should the court permit Tenant to maintain the counterclaim, the counterclaim shall be severed and tried separately from the action for possession. This shall not, however, be construed as a waiver of Tenant’s right to assert such claims in a separate action brought by Tenant. The waivers set forth in this Section are made knowingly, intentionally, and voluntarily by Tenant. Tenant further acknowledges that it has been represented in the making of these waivers by independent counsel, selected of its own free will, and that it has had the opportunity to discuss these waivers with counsel. This provision is a material inducement to Landlord in agreeing to enter into this Lease.

Section 16.23. Relationship of the Parties. Landlord and Tenant agree that the relationship between them is that of landlord and tenant and that Landlord is leasing space to Tenant. It is not the intention of the parties, nor shall anything herein be constructed to constitute Landlord as a partner or joint venturer with Tenant, or as a “warehouseman” or a “bailee.”

Section 16.24. Incentives. Landlord shall use reasonable efforts to cooperate with Tenant, without cost to Landlord, in connection with Tenant’s procurement of financial assistance from the North Carolina Department of Commerce and the Local Economic Development Authorities (the “Incentives”). Tenant shall reimburse Landlord for reasonable costs and expenses incurred by Landlord related to the Incentives within thirty (30) days after Tenant’s receipt of written demand therefor from Landlord.

ARTICLE 17 - SPECIAL PROVISIONS

Section 17.01. Option to Extend Term.

(a)

Landlord hereby grants to Tenant two (2) consecutive options to extend the Lease Term for a period of five (5) years each time, each such option to be exercised by Tenant giving written notice of its exercise to Landlord in the manner provided in this Lease at least twelve (12) months prior to the expiration of the Lease Term, as it may have been previously extended. No extension option may be exercised by Tenant if a Default has occurred and is then continuing either at the time of exercise of the option or at the time the applicable Lease Term would otherwise have expired if the applicable option had not been exercised.

(b)

If Tenant exercises its option(s) to extend the Lease Term, Minimum Annual Rent for the Leased Premises for the applicable five (5) year option period shall be at the Fair Market Value Rental Rate (as reasonably determined in accordance with this Section). The “Fair Market Value Rental Rate” shall be an amount equal to the fair market rental rate being charged to similarly situated tenants for the Building and comparable buildings in the RTP/I-40 submarket (e.g., buildings of comparable age, physical condition, total size, comparable location, ESFR sprinkler, office percentage, percentage of HVAC and similar clear height). Landlord shall provide Tenant with a good faith calculation of the Fair Market Value Rental Rate upon Tenant's exercise

Exhibit 10.15

of the option to extend the Lease Term. Without limiting the foregoing, if Tenant delivers to Landlord a written objection to Landlord’s calculation of the Fair Market Value Rental Rate within ten (10) business days after Tenant’s receipt of Landlord’s calculation of the Fair Market Value Rental Rate, and the parties cannot agree on a Fair Market Value Rental Rate within ten (10) days after Tenant’s written objection then Tenant may retract its exercise of its option to extend, or Tenant may choose arbitration to determine the Fair Market Value Rental Rate. If Tenant chooses arbitration, Tenant shall give Landlord written notice of its desire to seek arbitration within five

(5) days after expiration of such ten (10) day period (“Arbitration Notice”). Within ten (10) days after Tenant provides Landlord with its Arbitration Notice, the parties shall each appoint an appraiser unaffiliated with either party to determine the Fair Market Value Rental Rate for the Leased Premises. Each appraiser so selected shall be either a MAI appraiser or a licensed real estate broker, each having at least ten (10) years prior experience in the appraisal or leasing of comparable space in the metropolitan area in which the Leased Premises are located and with a working knowledge of current rental rates and practices. If the two appraisers cannot agree upon the Fair Market Value Rental Rate for the Leased Premises within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the above criteria. Once the third appraiser has been selected as provided for above, then such third appraiser shall within ten (10) days after appointment make its determination of the Fair Market Value Rental Rate. The average of the two closest determinations of the Fair Market Value Rental Rate shall be used as the Minimum Annual Rent for the applicable five (5) year option period and shall be binding on both Landlord and Tenant. Landlord and Tenant shall each bear the cost of its appraiser and shall share the cost of the third. If Tenant fails to provide the Arbitration Notice as provided above, then Tenant’s exercise of its option to extend shall be deemed retracted. Notwithstanding the foregoing, in no event shall the Minimum Annual Rent for any five (5) year option period be less than the Minimum Annual Rent for the Lease Year immediately prior to the commencement of such five (5) year option period. The Monthly Rental Installments shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the applicable five (5) year option period and shall be paid at the same time and in the same manner as provided in the Lease.

(c)

Except for the Minimum Annual Rent, which shall be determined as set forth in subparagraph (b) above, leasing of the Leased Premises by Tenant for the applicable extended term shall be subject to all of the same terms and conditions set forth in this Lease, including Tenant’s obligation to pay Tenant’s Proportionate Share of Operating Expenses as provided in this Lease; provided, however, that Section 3.05 and Exhibit B shall not be applicable during any such extended term, nor shall Tenant have any additional extension options unless expressly provided for in this Lease. Landlord and Tenant shall enter into an amendment to this Lease to evidence Tenant’s exercise of its renewal option.

Section 17.02. Right of First Offer.

(a)

Landlord (it being the agreement and intent of the parties that this right of first offer shall not be applicable to any successor Landlord hereunder that is not Patriot Park Partners II, LLC, other than an entity related to Patriot Park Partners II, LLC or any affiliated parties to the Patriot Park Partners II, LLC) hereby grants to Tenant a one-time right of first offer (the “Right of First Offer”) to purchase the Leased Premises. For the avoidance of doubt, upon any sale of

Exhibit 10.15

the Leased Premises to a third-party purchaser, the Right of First Offer shall be void and of no further force and effect.

(b)

Prior to listing the Leased Premises for sale, and prior to any public announcement or advertisement of the availability of the Leased Premises for sale Landlord shall deliver notice of Landlord’s intent to market the Leased Premises to Tenant, including the purchase price and other material business terms that Landlord intends to offer the Leased Premises to other prospective purchaser (a “ROFO Notice”). Tenant shall have fifteen (15) business days following receipt of the ROFO Notice to notify Landlord in writing of its intention to accept Landlord’s terms for the purchase of the Leased Premises (“ROFO Acceptance Notice”) and, upon delivery of such ROFO Acceptance Notice, the parties shall negotiate in good faith and enter into a market standard purchase and sale agreement for the Leased Premises (the “Purchase and Sale Agreement”). If Tenant counteroffers any of the material business terms set forth in the ROFO Notice, the parties shall negotiate in good faith to agree upon the material business terms and enter into a market standard Purchase and Sale Agreement based on the agreed upon terms. If Tenant fails to timely deliver the ROFO Acceptance Notice or if, despite good faith efforts by both parties, the parties have not entered into a binding Purchase and Sale Agreement for the purchase of the Leased Premises within forty-five (45) days after Tenant’s delivery of the ROFO Acceptance Notice, then Landlord shall be entitled to sell the Leased Premises to any third party free and clear of the rights of Tenant under this Right of First Offer and the Right of First Offer shall be void and of no further force and effect. Furthermore, if (a) the deposits required under such Purchase and Sale Agreement are not timely made (including applicable notice and cure periods expressly provided by the Purchase and Sale Agreement), time being of the essence or (b) after a definitive Purchase and Sale Agreement is entered into between Landlord and Tenant, Tenant fails to close upon the Leased Premises for any reason other than a default by Landlord, then Landlord shall be entitled to sell the Leased Premises to any third party free and clear of the rights of Tenant under this Right of First Offer and the Right of First Offer shall be void and of no further force and effect. To the extent Landlord delivers a ROFO Notice to Tenant and Tenant elects not to purchase the Leased Premises, Tenant shall upon written request of Landlord execute and deliver to Landlord such documentation as may be reasonably requested by Landlord to evidence that Tenant’s Right of First Offer is void and of no further force and effect.

Section 17.03. Purchase Option. Provided Tenant is not in Default under this Lease, Landlord hereby grants to Tenant an option to purchase the Leased Premises from the Landlord (the “Option”) upon the terms and conditions set forth below in this Section 17.03. Tenant’s option to purchase the Leased Premises shall terminate and be null and void if Tenant fails to exercise the Option in writing on or before January 15, 2021. All rights granted to Tenant under this Section 17.03 are personal to Taysha Gene Therapies, Inc. only. The terms and provisions of the Option are set forth below:

(i)The purchase price for the Leased Premises pursuant to the Option shall be TWENTY-SIX MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($26,250,000.00).

(ii)In the event Tenant desires access to the Leased Premises beyond Tenant’s rights under the Lease for the purpose of conducting due diligence in connection with the purchase of the Leased Premises, Tenant shall have the right to access such portions of the Leased Premises

Exhibit 10.15

for the purpose of conducting such due diligence through March 1, 2021 upon the execution, and subject to the terms, of a commercially reasonable Access Agreement between Landlord and Tenant mutually acceptable to both parties.

(iii)The parties will use commercially reasonable efforts to negotiate a Purchase and Sale Agreement in a form reasonably acceptable to Landlord and Tenant and execute such Purchase and Sale Agreement on or before March 1, 2021. Closing shall occur on November 1, 2021. The Leased Premises shall be conveyed and sold to Tenant in its “As-Is” condition and without any representation or warranty, express or implied, except as otherwise agreed in the Purchase and Sale Agreement. Landlord shall convey the Leased Premises by appropriate documents containing a special warranty of title and subject only to encumbrances of record (except for monetary liens expressly granted by Landlord) and other encumbrances consented to by Tenant or caused by Tenant. As the Lease provides that Tenant shall pay for ad valorem taxes and insurance, there will be no proration of taxes or insurance and no sales commission shall be due by any party hereunder, Landlord’s proceeds at the closing shall not be diminished by any commission in connection with the conveyance of the Leased Premises pursuant to this Option. Each party shall pay all legal fees incurred by such party in connection with the Option, the exercise thereof and any transfer of the Leased Premises pursuant to the Option.

(iv)Any unused portion of the Tenant Allowance (as defined in Exhibit B) shall be credited against the portion of the purchase price due from Tenant at the closing of the sale of the Leased Premises pursuant to the Option.

(v)Upon the closing of the sale of the Leased Premises pursuant to the Option, the parties shall execute an agreement terminating this Lease. For the avoidance of doubt, the Lease shall continue in full force and effect until the sale of the Leased Premises pursuant to the Option.

(v)The earnest money deposit for the purchase of the Property shall be an amount equal to five percent (5%) of the purchase price and shall be paid to Landlord on or before March 1, 2021 (the “Earnest Money Deposit Date”); provided that a failure to deliver the earnest money deposit by the Earnest Money Deposit Date shall not be a breach or default of this Lease by Tenant. If on or before the Earnest Money Deposit Date, the Purchase and Sale Agreement is not executed and delivered by all parties or if the earnest money deposit is not paid to Landlord, then the Purchase Option shall be null and void and of no further force and effect. Upon a default by Tenant under the Purchase and Sale Agreement for the Leased Premises (including a failure to close), the earnest money shall be retained by Landlord as liquidated damages.

(vi)	Time is of the essence with respect to all of the dates and time periods in this Section.

(SIGNATURES CONTAINED ON THE FOLLOWING PAGES)

Exhibit 10.15

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

PATRIOT PARK PARTNERS II, LLC,

a Delaware limited liability company

Dated: 17 December 2020By: /s/ Richard W. Horn

Name: Richard W. Horn

Title:   CEO, Strategic Capital

TENANT:

TAYSHA GENE THERAPIES, INC.,

A Delaware corporation

Dated: 16 December 2020By: /s/ Karman Alam

Name: Kamran Alam

Title:  Chief Financial Officer

Exhibit 10.15

EXHIBIT B

TENANT IMPROVEMENTS

1.	Condition of Leased Premises.

Tenant shall be responsible for constructing the interior improvements within the Leased Premises (the "Tenant Improvements"). Tenant's proposed architect/engineer, construction contractor, and mechanical, electric and plumbing subcontractors are subject to Landlord's prior approval, which approval shall not be unreasonably withheld or delayed. Promptly following the selection and approval of the architect/engineer, Tenant shall forward to said architect/engineer (and copy Landlord on the transmittal) Landlord's building standards heretofore delivered to Tenant, and Tenant shall cause said architect/engineer to comply with said building standards. Promptly following the selection and approval of the contractor, Tenant shall forward to said contractor (and copy Landlord on the transmittal) Landlord's mechanical, electrical and plumbing specifications and Landlord's rules of conduct, all of which have been delivered to Tenant prior to the date of this Lease, and Tenant shall cause said contractor to comply with said specifications and rules of conduct. At Landlord's request, Tenant shall coordinate a meeting among Landlord, Tenant and Tenant's contractor to discuss the Building systems and other matters related to the construction of the Tenant Improvements.

(b) Landlord shall provide Tenant access, to the extent permitted by applicable laws, rules and ordinances, for the commencement of the Tenant Improvements on or before January 1, 2021, provided that such access does not interfere with the construction of the Base terms and conditions of this Lease other than the obligation to pay Rent, (b) Tenant shall use best efforts to minimize any interference with Landlord’s activities, including, without limitation, construction of the Base Building, (c) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord’s general contactor’s reasonable rules of conduct, and

(d)Tenant shall not begin operation of its business. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such early access by Tenant. Landlord and Tenant agree to cooperate reasonably with each other in the performance of their respective work for the Base Building and Tenant Improvements.

2.

Preparation of CD's. Within one hundred twenty (120) days after execution of the Lease by both parties, Tenant shall, at Tenant's sole cost and expense, prepare and submit to Landlord a set of permittable construction drawings (the "CD's"), based on the preliminary plans attached hereto as Exhibit B-2 and made a part hereof, covering all work to be performed by Tenant in constructing the Tenant Improvements. Tenant shall have no right to request any Tenant Improvements that would materially alter the exterior appearance or basic nature of the Building or the Building systems. Provided a Landlord representative or construction manager has been involved with the process of preparing the CDs with Tenant (as is currently anticipated), Landlord shall have fourteen (14) days after receipt of the CD's in which to review the CD's and in which to give Tenant written notice of its approval of the CD's or its requested changes to the CD's. If Landlord requests any changes to the CD's, Tenant shall make such changes and shall, within ten

(10) business days of its receipt of Landlord's requested changes (if any), submit the revised

Exhibit B Page 1 of 5

Exhibit 10.15

portion of the CD's to Landlord. Landlord shall have ten (10) business days after receipt of the revised CD's in which to review said revised CD's and in which to give to Tenant written notice of its approval of the revised CD's or its requested changes thereto. This process shall continue until such time, if at all, that Landlord approves the CD's in accordance with this paragraph. Tenant shall at all times in its preparation of the CD's, and of any revisions thereto, act reasonably and in good faith. Landlord shall at all times in its review of the CD's, and any revisions thereto, act reasonably and in good faith. Landlord’s construction manager, the architect/engineer, contractor and any other representatives of Landlord and Tenant shall endeavor to hold regular meetings to discuss the CD’s, permitting, approvals, the construction of the Tenant Improvements and any other related issues.

3.

Construction of Tenant Improvements. Prior to commencing the construction of the Tenant Improvements, Tenant shall deliver to Landlord (a) evidence of Tenant's insurance reasonably satisfactory to Landlord, which insurance shall be maintained throughout the construction of the Tenant Improvements, and (b) a project schedule in detail reasonably satisfactory to Landlord. In addition, Tenant shall require its contractor to carry appropriate insurance, as reasonably determined by Landlord, but which shall include, without limitation, Commercial General Liability, Commercial Auto Liability and Worker's Compensation, in amounts necessary to insure the project and the work related thereto against claims for bodily injury or death or property damage. Tenant's contractors of all tiers shall name Landlord, Landlord's managing agent, and any mortgagee requested by Landlord as additional insured on all liability policies required pursuant to this paragraph. Throughout the construction of the Tenant Improvements, Tenant shall notify Landlord promptly of any material deviations from such project schedule. Tenant or its contractor shall construct the Tenant Improvements in a good and workmanlike manner and in accordance with the CDs and all applicable governmental regulations. Notwithstanding anything contained in this Lease to the contrary, Tenant's obligation to pay Minimum Annual Rent and Additional Rent hereunder shall nevertheless begin on the Commencement Date (subject to the Abatement set forth in Section 3.05 of the Lease). Landlord shall have the right, from time to time throughout the construction process, to enter upon the Leased Premises to perform periodic inspections of the Tenant Improvements. Tenant agrees to respond to and address promptly any reasonable concerns raised by Landlord during or as a result of such inspections.

4.

Punchlist. Upon substantial completion of the Tenant Improvements, a representative of Landlord and a representative of Tenant together shall inspect the Leased Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Tenant Improvements. Tenant shall, within a reasonable time after such punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as are set forth on the punchlist.

5.

Improvement Costs. Landlord shall reimburse Tenant for the Improvement Costs (as hereinafter defined) incurred in constructing the Tenant Improvements, up to an amount equal to Thirteen and No/100 Dollars ($13.00) per rentable square foot of the Leased Premises (the “Tenant Allowance”) (By way of example, the Tenant Allowance would equal Two Million Four Hundred Thirty-Seven Thousand Five Hundred and No/100 Dollars ($2,437,500.00), if the final Rentable Area of the Leased Premises is 187,500 square feet), as follows:

Exhibit B Page 2 of 5

Exhibit 10.15

(a)Landlord shall pay the Tenant Allowance, less a holdback (the "Holdback") equal to ten percent (10%), to Tenant at such time as Tenant’s contractor has:

(i)substantially completed the Tenant Improvements and received a certificate of occupancy from the applicable governing authority;

(ii)delivered to Landlord lien waivers and affidavits from Tenant's contractor, all subcontractors, and all laborers or materials suppliers having performed any work at the Leased Premises relating to the Tenant Improvements, together with any other evidence reasonably required by Landlord to satisfy Landlord's title insurer that there are no parties entitled to file a lien against Property in connection with such work; and

(iii)delivered to Landlord all invoices, receipts and other evidence reasonably required by Landlord to evidence the cost of the Tenant Improvements.

(b)Landlord shall pay the Holdback to Tenant at such time as Tenant has completed the incomplete work and remedied the defective work set forth on the punchlist.

(c)Landlord shall be entitled to a construction management fee in an amount equal to one hundred thirty thousand and 00/100 Dollars ($130,000.00) (subject to increase if oversight of construction and closeout related to the Tenant Improvements continues beyond May 1, 2022) (the "Fee"), which, at Landlord’s election, may be paid to a consultant hired by Landlord. At Landlord's option, the Fee shall either be (A) applied against the Tenant Allowance, or (B) billed to Tenant (in which case Tenant shall pay the Fee to Landlord within ten (10) days following Landlord's delivery of an invoice to Tenant).

(d)For purposes of this Lease, the term "Improvement Costs" shall mean the cost of the CD's and all tenant buildout, including, without limitation, materials, labor, design and engineering fees, demising walls and utilities related to the Tenant Improvements. Tenant shall be responsible for all Improvement Costs in excess of the Tenant Allowance.

(e)Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that the Tenant Allowance shall be used within twenty-four (24) months after the Commencement Date, and Tenant shall not be entitled to any remaining Tenant Allowance after the passage of such time.

6.

Liens. All work performed, materials furnished, or obligations incurred by or at the request of Tenant shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s or construction liens to be filed against the Leased Premises or the Building in connection therewith. Tenant acknowledges that Landlord may post notice on the Leased Premises of non-responsibility for such liens and, in such event, Tenant shall so advise all contractors, materialmen, suppliers and other persons performing work or providing services and/or supplies to the Leased Premises on behalf of Tenant. Notwithstanding any term or provision herein to the contrary, for all work performed, materials furnished, or obligations incurred by or at the request of Tenant, Tenant must appoint a lien agent (as defined in NCGS 44A-7, naming the

Exhibit B Page 3 of 5

Exhibit 10.15

Tenant in the “Owner Information” section and the Leased Premises in the “Project Property” section of the Appointment of Lien at www.LiensNC.com), and Tenant must provide to Landlord such mechanics lien agent entry number as assigned by LiensNC.com, prior to the earlier of (i) the date any work is commenced within the Leased Premises by or on behalf of Tenant, (ii) Landlord paying any allowance money to Tenant relative to the Leased Premises, (iii) Tenant entering into a contract with a contractor relative to the Leased Premises, and (iv) the date any building permit is obtained relative to the Leased Premises. If such a lien is filed, then Tenant shall, within ten

(10) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Leased Premises, the Building or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either

(1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten

(10) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships) and that Tenant is not authorized to act as Landlord’s common law agent or construction agent in connection with any work performed in the Leased Premises. Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Leased Premises, at any time from the date hereof until the end of the Lease Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Leased Premises, the Building or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by Tenant to pay for any work performed, materials furnished, or obligations incurred by or at the request of Tenant. This indemnity provision shall survive termination or expiration of this Lease.

7.

Performance and Payment Bonds. Landlord may, in its discretion, require Tenant to obtain and record a statutory form of lien bond, or obtain performance and payment bonds, or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien- free completion of such Tenant Improvements and naming Landlord as a co-obligee, in each case in form and substance reasonably satisfactory to Landlord. Notwithstanding the foregoing, upon Landlord’s election to require the bond(s) described above, Tenant shall have the option to satisfy such requirement by (i) delivering to Landlord a Tenant-executed Escrow Agreement in substantially the form attached hereto as Exhibit B-3 and made a part hereof (the “Escrow Agreement”) and (ii) depositing the sum of Two Million Six Hundred Thousand and 00/100 Dollars ($2,600,000.00) (the “Escrow Funds”) with the Escrow Agent (as defined in the Escrow Agreement) within five (5) days after Landlord’s election to require a bond. The Escrow Agreement shall provide (i) that if Tenant fails to pay for Tenant Improvement when due or if any lien is filed in connection with Tenant's Improvements, and such failure continues for a period of

Exhibit B Page 4 of 5

Exhibit 10.15

ten (10) days after written notice from Landlord to Tenant, Landlord may use and withdraw the funds in the escrow to address any such event and (ii) any such remaining Escrow Funds shall be released to Tenant upon the full satisfaction of all requirements for payment of the Tenant Allowance set forth in Section 5(a) of this Exhibit B, including, without limitation, the issuance of a certificate of occupancy for the Leased Premises.

8.

Certificate of Occupancy. Tenant acknowledges and agrees that Tenant shall have no right to conduct its business at the Leased Premises unless and until Tenant delivers to Landlord a temporary certificate of occupancy or a certificate of occupancy, if applicable for the Leased Premises.

9.

Landlord Delay. "Landlord Delay" shall mean any and all actual delays in the approving or otherwise responding to the submission of the CD’s or other items requiring Landlord’s approval within the time period permitted under this Exhibit B, which delay is proximately caused by Landlord. Tenant shall promptly notify Landlord of any delay in substantial completion of Tenant Improvements caused by any Landlord Delay.

Exhibit B Page 5 of 5

Exhibit 10.15

EXHIBIT B-1 DEFINITION OF BASE BUILDING

[***]

Exhibit B-1 Page 6 of 7

Exhibit 10.15

EXHIBIT B-2

PRELIMINARY PLANS FOR TENANT IMPROVEMENTS

[***]

Exhibit B-2 Page 1

Exhibit 10.15

EXHIBIT B-3 ESCROW AGREEMENT

[***]

Exhibit B-3 Page 1

Exhibit 10.15

EXHIBIT C

FORM OF LETTER OF UNDERSTANDING

[***]

Exhibit 10.15

EXHIBIT D

MOVE-OUT CONDITIONS CHECKLIST

[***]

D-10

Exhibit 10.15

EXHIBIT E

[***]

E-11